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                                                                    EXHIBIT 10.1


                                          ExecutiveOfficersLongTermIncentivePlan
                                                                Revised 02/16/05





                              PPG INDUSTRIES, INC.

                               EXECUTIVE OFFICERS'

                            LONG TERM INCENTIVE PLAN




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                                TABLE OF CONTENTS


Statement of Purpose

Section    I                            Definitions

Section   II                            Awards

Section  III                            Retirement/Disability/Death/Job
                                        Elimination/Other Termination

Section   IV                            Specific Provisions Related to Benefits

Section    V                            Administration & Claims

Section   VI                            Amendment & Termination

Section  VII                            Miscellaneous

Section VIII                            Change in Control



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                              STATEMENT OF PURPOSE


The PPG Industries Executive Officers' Long Term Incentive Plan is intended to further the long-term growth of the Corporation by providing incentive, in addition to current compensation, to certain executive officers of the Corporation who will have a substantial opportunity to influence such long-term growth. Specifically the Plan:

o Associates the personal interests of executive officers with the shareholders of the Corporation by relating capital accumulation to objective business or financial criteria, such as the returns to shareholders, return on capital, cash return on capital, return on equity, earnings (pre-tax or after-tax) and earnings growth;

o Provides a compensation program to executive officers which is competitive with compensation opportunities in competing industries;

o    Encourages executive officers to continue as employees of the Corporation.




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                             SECTION I - DEFINITIONS

1.01 ADMINISTRATOR means the senior Human Resources officer of the Company, and any person(s) designated by such Administrator to assist in the administration of the Plan.

1.02 AFFILIATE means any business entity, other than a Subsidiary Corporation, in which PPG has an equity interest.

1.03 AWARD means the TSR Shares or Restricted Stock Units granted to a Covered Employee in accordance with Section 2.02.

1.04 AWARD AGREEMENT means the agreement executed by the Corporation and a Covered Employee, in such form as the Administrator determines, which sets forth the number of TSR Shares or Restricted Stock Units awarded and terms and conditions applicable to the Award.

1.05 AWARD GOALS means the specific performance-based goals relating to an Award set by the Committee no later than 90 days after the commencement of an Award Period which determine the amount of a Payment, as defined in Section 2.04(a), if any, which would be paid upon the achievement of such goals at the end of an Award Period.

1.06 AWARD PERIOD means the three-year period commencing with January 1 of the year in which an Award is made.

1.07 BENEFICIARY means the person or persons designated by a Covered Employee to receive benefits hereunder following the Covered Employee's death, in accordance with section 3.02; provided, however, in the event a Covered Employee fails to designate a Beneficiary in accordance with
         Section 4.02, his/her Beneficiary shall be the Beneficiary designated under the Deferred Compensation Plan. For purposes of this Section 1.05, "person or persons" is limited to an individual, a Trustee or a Covered Employee's estate.

1.08     BOARD means the Board of Directors of PPG Industries, Inc.

1.09 COMMITTEE means the Officers-Directors Compensation Committee (or any successor) of the Board.

1.10     COMMON STOCK means the common stock of PPG Industries, Inc.

1.11     COMPANY OR PPG means PPG Industries, Inc.



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1.12     CORPORATION means PPG and any Subsidiary designated by the Committee as eligible to participate in the Plan, and which, by proper authorization of the Board of Directors or other governing body of such Subsidiary, elects to participate in the Plan.

1.13 COVERED EMPLOYEE means any Executive Officer who may be deemed to be a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

1.14 DEFERRED COMPENSATION PLAN means the PPG Industries, Inc. Deferred Compensation Plan.

1.15 DISABILITY means any long-term disability. The Administrator, in his complete and sole discretion, shall determine a Covered Employee's Disability; provided, however, that a Covered Employee who is approved to receive Long-Term Disability benefits pursuant to the PPG Industries, Inc. Long-Term Disability Plan shall be considered to have a Disability. The Administrator may require that a Covered Employee submit to an examination from time to time, but no more often than annually, at the expense of the Company, by a competent physician or medical clinic, selected by the Administrator, to confirm Disability. On the basis of such medical evidence, the determination of the Administrator as to whether or not a condition of Disability exists or continues shall be conclusive.

1.16 DIVIDEND EQUIVALENT means a hypothetical dividend on TSR Shares or Restricted Stock Units, granted on the same date as dividends are paid on the Company's Common Stock and having a value on the date granted equal to the value of actual dividends paid on a share of the Company's Common Stock on the same date.

1.17 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.18 FAIR MARKET VALUE of the Common Stock means the average of the closing sale prices reported on the New York Stock Exchange-Composite Tape for the Common Stock for all days in the month of December during which the New York Stock Exchange is open in the last year of the Award Period to which the Award being paid wholly or partly in shares of Common Stock relates.

1.19     PAYMENT has the meaning set forth in Section 2.04(a).

1.20 PLAN means the PPG Industries, Inc. Executive Officers' Long Term Incentive Plan, as set forth herein and as amended from time to time.

1.21 PRIOR PLAN means the PPG Industries, Inc. Long Term Incentive Plan for Key Employees, formerly the PPG Industries, Inc. Total Shareholder Return Plan for Key Employees.



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1.22     RESTRICTED STOCK UNIT means a unit which is equivalent to one share of
         Common Stock.

1.23 RESTRICTED STOCK UNIT ACCOUNT means an account maintained for a Covered Employee to which Restricted Stock Units are credited.

1.24 SUBSIDIARY means any corporation of which fifty percent (50%) or more of the outstanding voting stock or voting power is owned, directly or indirectly, by the Company and any partnership or other entity in which the Company has a fifty percent (50%) or more ownership interest.

1.25 TSR ACCOUNT means an account maintained for a Covered Employee to which TSR Shares are credited.

1.26 TSR SHARE means a hypothetical share of stock which is equivalent to one share of Common Stock.

                       SECTION II - PARTICIPATION & AWARDS

2.01     Participation

         All Covered Employees shall be eligible to receive one or more Awards for each Award Period. Such determination shall be at the total discretion of the Committee based on the Committee's estimation of those Covered Employees who will have a substantial opportunity to influence the long-term growth of the Corporation.

2.02     Awards

         (a) The Committee may grant one or more Awards to any Covered Employee in a given year, subject to the limits in clause (f) below. No later than 90 days after the commencement of the relevant Award Period, the Committee shall determine or approve:

                  (1)      The Award Period;

                  (2) The number of TSR Shares or Restricted Stock Units to be awarded to each Covered Employee in connection with each Award;

                  (3) The Award Goals for each Award based on one or more of the following business or financial criteria: (i) A comparison of where the total shareholder return of PPG Common Stock (stock price plus accumulated dividends) ranks among the total shareholder return for companies in a relevant stock index; (ii) Return on Capital; (iii) Cash



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                           Return on Capital; (iv) Return on Equity; (v)
                           Earnings (pre-tax or after-tax); and (vi) Earnings Growth;

                  (4) Any terms and conditions applicable to the Awards, including, but not limited to, the imposition of restrictions on the right to transfer shares of Common Stock delivered to Covered Employees. Such terms and conditions may differ for each Award Period.

         (b) The Committee may grant Awards at any time during an Award Period; and, when made, such grant shall be effective for the entire Award Period, subject to Section 2.02(g) below; provided, that such Awards granted after the 90-day period described in paragraph (a) above (which may not be entirely tax deductible) shall not affect the tax deductibility of any Awards granted pursuant to paragraph (a).

         (c) An Award under the Plan shall be granted to Covered Employees in the form of TSR Shares or Restricted Stock Units, which shall be reflected in a TSR Share Account or Restricted Stock Unit account, as applicable, maintained by the Company for each Covered Employee.

         (d) Each Award shall be made in writing in an Award Agreement which shall set forth the terms and conditions established by the Committee for the Award.

         (e) The Committee shall have the negative discretion to reduce or eliminate any Award for any Award Period as it deems equitable.

         (f) The maximum aggregate Awards that may be granted to an individual who is Chief Executive Officer is limited to an aggregate amount of TSR Shares and Restricted Stock Units equivalent to 250,000 shares of Common Stock for any Award Period. The maximum aggregate Awards that may be granted to either of the next two most highly compensated Covered Employees is limited to an aggregate amount of TSR Shares and Restricted Stock Units equivalent to 150,000 shares of Common Stock for any Award Period. The maximum aggregate Awards that may be granted to any other Covered Employee is limited to an aggregate amount of TSR Shares and Restricted Stock Units equivalent to 100,000 shares of Common Stock for any Award Period.

         (g) The Committee may terminate an Award at any time during an Award Period if, in its sole discretion, the Committee determines that the Participant is no longer in a position to have a substantial opportunity to influence the long-term growth of the Corporation.



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2.03     Dividend Equivalents

         (a) Subject to paragraph (c) below, the Committee may determine that each Covered Employee shall be entitled to receive a Dividend Equivalent during the Award Period on any TSR Share or Restricted Stock Unit in his/her TSR Account or Restricted Stock Unit Account.

         (b) Unless provided otherwise in the Covered Employee's Award Agreement, Dividend Equivalents shall be credited into the Covered Employee's account in the Deferred Compensation Plan and credited to the PPG Stock Account or other Investment Account(s) in the Deferred Compensation Plan as designated by the Covered Employee under the provisions of the Deferred Compensation Plan.

         (c) Dividend Equivalent payments shall not be made on any TSR Shares or Restricted Stock Units following the date of a Covered Employee's retirement, Disability, job elimination, death or other termination of employment.

         (d) A Covered Employee shall be entitled to payment of Dividend Equivalents in accordance with the provisions of the Deferred Compensation Plan, or as otherwise specified in the applicable Award Agreement, without regard to the actual payment or non-payment of the Award to which the Dividend Equivalents relate.

2.04     Payment of Awards

         (a) In accordance with the provisions of this Plan and the conditions set forth in the Award Agreement, a Covered Employee shall be entitled to a payment on account of an Award at the end of the Award Period ("Payment").

         (b) Payments to Covered Employees will be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine.

         (c) The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock.

                  As to shares of Common Stock which constitute all or any part of a Payment, the Committee may impose such restrictions concerning their transferability and/or their forfeitability as provided in the Award Agreement.

         (d) Payments shall be made to Covered Employees as soon as practicable after the Committee has determined that the terms and conditions with respect to the Award have been satisfied - i.e.: generally, within two and one-half months after the end of the Award Period.



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         (e)      If any dividends are declared on the Common Stock portion of a
                  Payment on a date subsequent to the close of a Award Period but prior to the delivery of Common Stock shares to a Covered Employee, an amount equivalent to such dividends shall be paid in cash to the Covered Employee.

         (f) Any Award granted to a Covered Employee under the Prior Plan may be adopted by the Committee and paid out under this Plan if the Committee determines that (1) objective Award Goals were established under the Prior Plan no later than 90 days after the commencement of the relevant Award Period, (2) the Awards granted under the Prior Plan do not exceed the maximums set forth in Section 2.02(f), (3) the Award Goals have been met, (4) the material terms of the Awards granted under the Prior Plan do not differ from this Plan, as approved by the Company's shareholders, and (5) payment of such Awards satisfies the requirements of Section 162(m) of the Code.

         (g) Prior to the payment of any Award under this Plan, the Committee shall certify that the Award Goals for such Award have been met.

         (h) The Committee shall have the negative discretion to reduce or eliminate any Payment made for any Award Period.

         (i) A Covered Employee may be permitted to elect to defer receipt of a Payment in accordance and subject to the provisions of the Deferred Compensation Plan.

                   SECTION III - RETIREMENT/DISABILITY/DEATH/
                        JOB ELIMINATION/OTHER TERMINATION

3.01     Retirement, Disability or Job Elimination

         If a Covered Employee's employment with the Corporation terminates during an Award Period because of retirement, Disability or job elimination, and after the Covered Employee has been an eligible participant for at least 12 months of the Award Period, the Covered Employee shall be entitled to (a) in the case of Restricted Stock Units, the same Award to which the Covered Employee would have been entitled had the Covered Employee's employment continued to the end of the Award Period; provided, however, that the Committee may determine pursuant to Sections 2.02(e), 2.02(g) or 2.04(h) to reduce or eliminate any Payment made or to be made to such Covered Employee in respect of his or her Restricted Stock Unit Award, and (b) in the case of TSR Shares, a prorated Award which shall be determined at the end of the Award Period by multiplying the Award to which the Covered Employee would otherwise have been entitled by a fraction, the numerator of which is the number of months the Covered Employee was employed during the Award Period and the denominator of which is the total number of calendar months in the Award Period;



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         provided, however, that the Committee, in its sole discretion, may determine that a greater Payment, not to exceed the full amount of the original Award, shall be made to such Covered Employee in respect of his or her TSR Share Award or may determine pursuant to Sections 2.02(e), 2.02(g) or 2.04(h) to reduce or eliminate any Payment made or to be made to such Covered Employee in respect of his or her TSR Share Award.

3.02     Death

         If a Covered Employee's employment with the Corporation terminates during an Award Period because of the Covered Employee's death, and after the Covered Employee has been an eligible participant for at least 12 months of the Award Period, then (a) in the case of Restricted Stock Units, the Covered Employee's Award shall be deemed fully earned and such Award shall be paid as promptly as practicable to the Covered Employee's Beneficiary; provided, however, that the Committee, in its sole discretion, may determine pursuant to Sections 2.02(e), 2.02(g) or 2.04(h) to reduce or eliminate any Payment made or to be made for any Award Period, and (b) in the case of TSR Shares, the Committee, in its sole discretion, shall determine the timing and amount of the Payment, if any, not to exceed the full amount of the original Award, that shall be made in respect of such Covered Employee's TSR Share Award.

3.03     Other Termination

         If a Covered Employee's employment with the Corporation terminates during an Award Period for any reason other than retirement, Disability, job elimination or death, or for any reason before the Covered Employee has been an eligible participant for at least 12 months of the Award Period, the Covered Employee's Award shall be forfeited on the date of such termination; provided, however, that the Committee, in its sole discretion, may determine that the Covered Employee will be entitled to a full or partial Payment with respect to the Covered Employee's Award.

              SECTION IV - SPECIFIC PROVISIONS RELATED TO BENEFITS

4.01     Nonassignability

         (a) Except as provided in paragraph (b) below and in section 5.02, no person shall have any power to encumber, sell, alienate, or otherwise dispose of his/her interest under the Plan prior to actual payment to and receipt thereof by such person; nor shall the Administrator recognize any assignment in derogation of the foregoing. No interest hereunder of any person shall be subject to attachment, execution, garnishment or any other legal, equitable, or other process.



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         (b)      Paragraph (a) above shall not apply to the extent that a
                  Covered Employee's interest under the Plan is alienated pursuant to a "Qualified Domestic Relations Order" ("QDRO") as defined in Section 414(p) of the Code.

                  (1) The administrator is authorized to adopt such procedural and substantive rules and to take such procedural and substantive actions as the Administrator may deem necessary or advisable to provide for the payment of amounts from the Plan to an Alternate Payee as provided in a QDRO. Such rules and actions shall be consistent with the principal purposes of the Plan.

                  (2) Under no circumstances may the Administrator accept an order as a QDRO following a Covered Employee's death.

                  (3) No Payment shall be made to an Alternate Payee until such Payment would otherwise be payable to a Covered Employee.

4.02     Beneficiary Designation

         (a) The Covered Employee shall have the right, at any time, to designate any person(s) as Beneficiary. The designation of a Beneficiary shall be effective on the date it is received by the Administrator, provided the Covered Employee is alive on such date.

         (b) Each time a Covered Employee submits a new Beneficiary designation form to the Administrator, such designation shall cancel all prior designations.

         (c) In the case of a Covered Employee who does not have a valid Beneficiary designation on file at the time of his/her death, or in the case the designated Beneficiary predeceases the Covered Employee, any Payment to which the Covered Employee would have been entitled shall be paid to the Covered Employee's estate at the end of the Award Period.

4.03     Limited Right to Assets of the Corporation

         (a) No Covered Employee or other person shall have any claim or right to be granted an Award under the Plan.

         (b) The Benefits paid under the Plan shall be paid from the general funds of the Company, and the Covered Employees and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.



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4.04     Forfeiture Provision

         Notwithstanding any other provisions herein:

         (a) If at any time within the Award Period or within one year after the Award Period, the Covered Employee engages in any activity in competition with any activity of the Corporation, or contrary or harmful to the interests of the Corporation, including, but not limited to:

                  (1) Conduct related to the Covered Employee's employment for which either criminal or civil penalties against the Covered Employee may be sought; or

                  (2)      Violation of the Corporation's Business Conduct
                           Policies; or

                  (3) Accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Corporation, including employing or recruiting any present, former or future employee of the Corporation; or

                  (4) Disclosing or misusing any confidential information or material concerning the Corporation; or

                  (5)      Participating in a hostile take over attempt;

                  then the Award shall terminate effective on the date on which the Committee determines that Covered Employee has engaged in such activity. Any "Award Gain" realized by the Covered Employee shall be paid by the Covered Employee to the Company. For purposes of this Section 4.04, "Award Gain" shall mean the cash and the closing market price of the Common Stock delivered to the Covered Employee pursuant to an Award. Any portion of a Payment which was deferred shall be forfeited from the Covered Employee's account in the Deferred Compensation Plan in accordance with this Section 4.04.

         (b) By executing the Award Agreement, the Covered Employee shall agree to a deduction from any amounts the Corporation owes the Covered Employee from time to time (including amounts owed to the Covered Employee as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to the Covered Employee), to the extent of amounts owed to the Corporation in accordance with paragraph (a) above. Whether or not the Corporation elects to make any set-off in whole or in part, if the Corporation does not recover by means of set-off the full amount the Covered Employee owes in accordance with paragraph (a), the Covered Employee agrees to pay the unpaid balance to the Corporation immediately upon notification by the Administrator.



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         (c)      The Covered Employee may be released from the Covered
                  Employee's obligations under paragraphs (a) and (b) above only if the Committee determines, in its sole discretion, that such action is in the best interest of the Corporation.

4.05     Taxes

         The Corporation shall have the right to deduct, or to require the Covered Employee or other person receiving a payment under the Plan to pay to the Corporation any Federal or state taxes required by law to be withheld or paid.

                       SECTION V - ADMINISTRATION & CLAIMS

5.01     Administration

         (a) The Committee shall designate the Administrator to administer the Plan and interpret, construe and apply its provisions in accordance with its terms. Subject to the terms of the Plan the Administrator shall have the complete authority to:

                  (1)      Construe the terms of the Plan; and

                  (2)      Control and manage the operation of the Plan.

         (b) The Administrator shall have the authority to establish rules for the administration and interpretation of the Plan and the transaction of its business. The determination of the Administrator as to any disputed question shall be conclusive.

         (c) The Administrator may employ counsel and other agents and may procure such clerical, accounting and other services as the Administrator may require in carrying out the provisions of the Plan.

         (d) The Administrator shall not receive any compensation from the Plan for his services.

         (e) The Corporation shall indemnify and save harmless the Administrator against all expenses and liabilities arising out of the Administrator's service as such, excepting only expenses and liabilities arising from the Administrator's own gross negligence or willful misconduct, as determined by the Committee.



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5.02     Claims

         (a) Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally and physically competent and of age. If the Administrator determines that such person is mentally or physically incompetent or is a minor, payment shall be made to the legally appointed guardian, conservator, or other person who has been appointed by a court of competent jurisdiction to care for the estate of such person, provided that proper proof of such appointment is furnished in a form and manner suitable to the Administrator. Any payment made under the provisions of the paragraph (a) shall be a complete discharge of any liability therefor under the Plan. The Administrator shall not be required to see to the proper application of any such payment.

         (b)      Claims Procedure

                  Claims for benefits by a Covered Employee or Beneficiary shall be filed, in writing, with the Administrator. If the Administrator denies the claim, in whole or in part, the Administrator shall furnish a written notice to the claimant setting forth a statement of the specific reasons for the denial of the claim, references to the specific provisions of the Plan on which the denial is based, a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the review procedure. Such notice shall be written in a way calculated to be understandable by the claimant.

                  The written notice from the Administrator shall be furnished to the claimant within ninety (90) days following the date on which the claim was filed, except that if special circumstances require an extension of time, the Administrator shall notify the claimant of this need within such 90-day period. Such notice shall inform the claimant the nature of the circumstances necessitating the need for additional time and the date by which the claimant will be furnished with the decision regarding the claim. Such extension may provide for up to an additional 90 days.

         (c)      Review Procedure

                  Within sixty (60) days of the date the Administrator denies a claim, in whole or in part, the claimant, or his/her authorized representative, may request that the decision be reviewed. Such request shall be in writing, shall be filed with the Administrator, and shall contain the following information:

                  (1) The date on which the denial was received by the claimant;

                  (2) The date on which the claimant's request for review was filed with the Administrator;



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                  (3)      The specific portions of the denial which the
                           claimant requests the Administrator to review;

                  (4) A statement setting forth the basis on which the claimant believes that a review of the decision is required;

                  (5) Any written material which the claimant desires the Administrator to take into consideration in reviewing the claim.

                  The Administrator shall afford the claimant, or his/her authorized representative, an opportunity to review documents pertinent to the claim, and shall conduct a full and fair review of the claim and its denial. The Administrator's decision on such review shall be furnished to the claimant in writing, and shall be written in a manner calculated to be understandable to the claimant. Such decision shall include a statement of the specific reason(s) for the decision, including references to the specific provision(s) of the Plan relied upon.

                  The written notice from the Administrator shall be furnished to the claimant within sixty (60) days following the date on which the request for review was received by the Administrator, except that if special circumstances require an extension of time, the Administrator shall notify the claimant of this need within such 60-day period. Such notice shall inform the claimant the nature of the circumstances necessitating the need for additional time and the date by which the claimant will be furnished with the decision regarding the claim. Such extension may provide for up to an additional 60 days.

5.03     Plan Expenses

         The cost of administering the Plan shall be paid by the Corporation.

                     SECTION VI - AMENDMENT AND TERMINATION

6.01     Amendment of the Plan

         (a) Except as provided in paragraph (b) below, the Board or the Committee may amend the Plan, in whole or in part, at any time.

         (b) No amendment may, without shareholder approval, (1) expand the class of eligible employees, (2) increase either the maximum award to an individual Covered Employee or the maximum aggregate number of shares payable, or (3) change the list of business or financial criteria to be used to establish Award Goals.



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6.02     Termination of the Plan

         The Plan shall terminate when all TSR Shares or Restricted Stock Units subject to Award under the Plan or all Common Stock available for delivery under the Plan have been paid out or delivered or on such earlier date as may be determined by the Board or the Committee

6.03     Company Action

         The Company's power to amend or terminate the Plan shall be exercisable by the Board or by the Committee, or by any individual authorized by the Board to exercise such powers.

                           SECTION VII - MISCELLANEOUS

7.01     Share and Award Authorization

         (a) Awards of TSR Shares or Restricted Stock Units which are determined by the Committee to be entitled to Dividend Equivalents shall entitle Covered Employees to Dividend Equivalents but not to actual dividends, voting or other rights of shareholders. TSR Shares or Restricted Stock Units covered by Awards which are not earned or are forfeited for any reason shall, unless the Plan has been terminated, again be available for other Awards under the Plan. The maximum number to TSR Shares or Restricted Stock Units which may be awarded under the Plan on and after the date hereof shall not exceed the number of shares authorized and available for award as approved by shareholders as set forth in paragraph (d) below, subject to adjustment as provided in paragraph (c) below.

         (b) The maximum number of shares of Common Stock which shall be available for issuance and delivery to Covered Employees under this Plan on and after this date shall not exceed the number of shares authorized and available for issuance as approved by shareholders, as set forth in paragraph (d) below, subject to adjustment as provided in paragraph (c) below.

         (c) In the event of any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, reorganization, merger, consolidation, exchange of shares or similar change, a corresponding change shall be made in:

                  (i) The number of TSR Shares or Restricted Stock Units available for grant pursuant to Section 2.02;

                  (ii) The number of shares of Common Stock available for issuance and delivery pursuant to paragraph (b) above;



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

                  (iii) The number of TSR Shares or Restricted Stock Units contingently held by any Covered Employee unless the Committee makes a contrary determination, which it may do in its sole discretion and which, if done, shall be final and binding.

         (d) The maximum aggregate number of shares of Common Stock that may be paid out for all Covered Employees under this Plan shall not exceed 1,000,000 shares without shareholder approval.

7.02     Successors of the Company

         The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

7.03     ERISA Plan

         The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

7.04     Trust

         The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust(s) may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Covered Employee from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

7.05     Employment Not Guaranteed

         Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Covered Employee any right to continued employment with the Corporation.

7.06     Gender, Singular and Plural

         All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person(s) requires. As the context may require, the singular may be read as the plural and the plural as the singular.



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

7.07     Headings

         The headings of the Sections, subsections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

7.08     Validity

         If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect, the validity of any other provision(s) of the Plan.

7.09     Waiver of Breach

         The waiver by the Company of any breach of any provision of the Plan by a Covered Employee or Beneficiary shall not operate or be construed as a waiver of any subsequent breach.

7.10     Applicable Law

         The Plan is intended to conform and be governed by ERISA. In any case where ERISA does not apply, the Plan shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

7.11     Notice

         Any notice required or permitted to be given to the Administrator under the Plan shall be sufficient if in writing and either hand-delivered, or sent by first class mail to the principal office of the Company at One PPG Place, Pittsburgh, PA 15272, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery.

                        SECTION VIII - CHANGE IN CONTROL

8.01     Payments to a Trustee

         Upon, or in reasonable anticipation of a Change in Control, as defined in Section 8.02, all contingent Awards outstanding shall be deemed to have been earned on such basis as the Committee shall prescribe and then paid to a trustee or otherwise on such terms as the Committee may prescribe or permit and any deferred amounts shall be paid to a trustee or otherwise in such form and on such terms as the Committee may prescribe or permit.

8.02     Definition:  Change in Control

         A "Change in Control" shall mean:



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

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities").

                  For purposes of this subsection (a) the following acquisitions shall not constitute a Change in Control:

                  Any acquisition directly from the Company;

                  Any acquisition by the Company;

                  Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                  Any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph
                  (c) of this section 8.02.

         (b) Individuals who, as of January 1, 1999, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination:

                  (i) All or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                  (ii) No Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                  (iii) At least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

         (e) A majority of the Board otherwise determines that a Change in Control shall have occurred.




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